EXHIBIT 23.4

Date: 2 April 2024

Fuxing China Group Limited

Hangbian Industry Area

Longhu Town, Jinjiang City

Fujian Province 362241

The People’s Republic of China

Dear Sirs,

LETTER OF CONSENT

1.

We, Dentons Hong Kong LLP, hereby consent to the references to our firm in connection with the registration statement of Fuxing China Group Limited (the “Company”) on Form F-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended).

2.	Further, we hereby consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

3.

In giving such consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Thank you.

Yours faithfully,

/s/ Dentons Hong Kong LLP

Dentons Hong Kong LLP